                            HUGHES & LUCE, L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                     INCLUDING PROFESSIONAL CORPORATIONS
                               1717 MAIN STREET
                                  SUITE 2800
  1021 MAIN STREET           DALLAS, TEXAS 75201           111 CONGRESS AVENUE
    SUITE 1300                 (214) 939-5500                   SUITE 900
HOUSTON, TEXAS 77002         FAX (214) 939-6100            AUSTIN, TEXAS 78701
   (713) 754-5200               TELEX 730836                 (512) 482-6800
 FAX (713) 754-5206                                        FAX (512) 482-6859



                                 June 24, 1994

Harte-Hanks Communications, Inc.
200 Concord Plaza Drive
Suite 800
San Antonio, Texas 78216

     Re: Harte-Hanks Communications, Inc. Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on June 24, 1994 (the "Registration Statement")

Ladies and Gentlemen:

     We have acted as counsel for Harte-Hanks Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale of up to 300,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, pursuant to the Registration Statement. In this connection, we have examined such certificates of corporate agents and officers of the Company and other persons, and the originals or copies of such corporate documents and records of the Company and other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. We have assumed the genuineness of all signatures on, and the authenticity of, all documents so examined and the conformity to original documents of all documents submitted to us as copies. Also, we have relied upon certificates and statements of corporate agents with respect to factual matters contained therein which were not independently established.

     Based upon the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for in full pursuant to the Harte-Hanks Communications, Inc. 1994 Employee Stock Purchase Plan, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             HUGHES & LUCE, L.L.P.